UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 21, 2007

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 25, 2007, the Company’s Board of Directors approved a plan under which the Company will incur restructuring charges estimated to be approximately $3.0 to $3.5M. These charges are related to the closure of a facility and the elimination of positions from a number of functional areas following a review of on-going expense requirements. The charges are expected to be recognized in the quarter ended July 1, 2007. The estimated charges include expenses estimated at approximately $0.3 to $0.5M in connection with a lease for a facility that the Company expects will no longer be utilized by the Company, contractual commitments of approximately $1.3 to $1.6M, and employee severance expenses estimated to be $1.2 to $1.6M. The Company believes that all cash expenditures in connection with the action will occur in future periods.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2007, the Company received a letter from The Nasdaq Listing and Hearings Review Council (the “Listing Council”) granting the Company an extension until July 3, 2007 to file to come into compliance with requirements for the filing of periodic reports with the Securities and Exchange Commission. On June 25, 2007, the Company received a letter from the Nasdaq Market advising that the Board of Directors of The NASDAQ Stock Market, Inc. (the “Nasdaq Board”) had stayed the decision of the Listing Council pending further consideration by the Nasdaq Board in July 2007. As a result, the Company believes that its common stock will remain listed on The Nasdaq Stock Market after July 3, 2007 pending the further consideration of the Nasdaq Board.

As previously disclosed in press releases and on Current Reports on Form 8-K, dated as of September 27, 2006, November 16, 2006 and February 22, 2007, and May 16, 2007, the Company previously received Nasdaq Staff Determinations that the Company was not in compliance with Marketplace Rule 4310(c)(14) because it did not timely file its Form 10-K report for the fiscal year ended July 2, 2006, its Form 10-Q report for the fiscal quarter ended October 1, 2006, its Form 10-Q report for the fiscal quarter ended December 31, 2006 and its Form 10-Q report for the fiscal quarter ended April 1, 2007.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

Herb Schneider advised the Company on June 21, 2007 of his intent to resign his position as Vice President of Research and Development, effective June 26, 2007. He will remain employed by the Company for a transition period.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2007

EXTREME NETWORKS, INC.

By:	/s/ Karen M. Rogge

Karen M. Rogge
Senior Vice President and Chief Financial Officer

3